                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated October 24, 2003 (except for Note 12, as to which the date is November 6, 2003), accompanying the consolidated financial statements of Heritage Propane Partners, L.P. as of August 31, 2003 and 2002, and for each of the three years in the period ending August 31, 2003, and our reports dated October 24, 2003 (except for Note 11, as to which the date is November 6, 2003) on the consolidated balance sheet of U.S. Propane L.P. as of August 31, 2003, and on the consolidated balance sheet of U.S. Propane L.L.C. as of August 31, 2003. We have also issued our report dated October 25, 2002, accompanying the financial statements of Bi-State Propane as of August 31, 2002, and for the year then ended. These financial statements are included in the Annual Report of Heritage Propane Partners, L.P. on Form 10-K for the year ended August 31, 2003. We hereby consent to the incorporation by reference of the aforementioned reports in the Registration Statements of Heritage Propane Partners, L.P. on Form S-4 (File No. 333-40407, effective 11/19/97) and S-3 (File No. 333-86057, effective 9/13/99).


Tulsa, Oklahoma
November 26, 2003